UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2010
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The following disclosure is provided pursuant to subsection (d) of Item 5.02 of Form 8-K.
     On September 16, 2010, the Board of Directors (the “Board”) of Gen-Probe Incorporated (the “Company”) unanimously elected Patrick J. Sullivan to the Board, effective September 17, 2010. Mr. Sullivan was elected as a member of the class of directors serving in office until the Company’s 2011 annual meeting of stockholders. Mr. Sullivan has not yet been designated by the Board to serve on any committee of the Board.
     Mr. Sullivan, 58, joined Cytyc Corporation (“Cytyc”) in 1991 as Vice President, Sales and Marketing. Mr. Sullivan became President, Chief Executive Officer and a director of Cytyc in 1994, and became Chairman of Cytyc’s Board of Directors in 2002. Mr. Sullivan remained President, Chief Executive Officer and Chairman of Cytyc’s Board of Directors until its merger with Hologic, Inc. in 2007. Mr. Sullivan now leads Constitution Medical Investors, Inc., a Boston-based private investment firm in partnership with Warburg Pincus LLC, and is also a member of the Board of Directors of PerkinElmer, Inc. Mr. Sullivan graduated with distinction from the U.S. Naval Academy and earned an M.B.A., also with distinction, from Harvard University.
     Mr. Sullivan is expected to enter into the Company’s standard form of indemnification agreement for directors and officers, the form of which was filed with the Securities and Exchange Commission on August 14, 2002 as Exhibit 10.42 to the Company’s Amendment No. 2 to Registration Statement on Form 10. In connection with his election to the Board, the Board granted Mr. Sullivan options to purchase 15,000 shares of Company common stock, effective as of October 1, 2010, pursuant to the Company’s 2003 Incentive Award Plan. The stock options granted to Mr. Sullivan will have an exercise price equal to the closing price of the Company’s common stock on October 1, 2010, and will vest over three years from the grant date, with 33 1/3% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining shares subject to the option vesting over the following two years in equal monthly installments. In addition, Mr. Sullivan will receive an annual director retainer of $60,000, payable in equal quarterly installments.
     The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2010	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary